Exhibit 3.2

BY-LAWS

OF

WAUSAU PAPER CORP.

REFERENCE TABLE

BY-LAWS OF

WAUSAU PAPER CORP.

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iii

BY-LAWS

OF

WAUSAU PAPER CORP.

ARTICLE I

OFFICES

SECTION 1.01.  Principal and Business Offices.

The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

SECTION 1.02.  Registered Office.

The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin.  The address of the registered office may be changed from time to time by the Board of Directors.  The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE II

SHAREHOLDERS

SECTION 2.01.  Annual Meeting.

The annual meeting of the shareholders shall be held at such time and date as may be fixed by or under the authority of the Board of Directors and set forth in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

SECTION 2.02.  Special Meeting.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law, may be called by the Chairman of the Board (if one is designated), the President or the Board of Directors, and shall be called by the President at the written request of (a) the holders of not less than one-tenth of all votes entitled to be cast on any issue proposed to be considered at the special meeting, if such holders sign, date and deliver to the Corporation a

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written request stating the purpose or purposes for such meeting, or (b) one-third of the directors then in office.  Only business within the purpose described in the notice of a special meeting may be conducted at such meeting.

SECTION 2.03.  Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person(s) calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

SECTION 2.04.  Notice of Meeting.

(a)

Notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of such meeting to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Wisconsin Business Corporation Law or the Articles of Incorporation to receive notice of the meeting.  Such notice may be oral or written and may be communicated in person, by e-mail, telephone, facsimile or other form of wire or wireless communication, or by mail or private carrier.  If mailed or delivered by private carrier, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, or when deposited with the private carrier, as appropriate, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation.  Oral notice shall be deemed to be delivered when communicated.  If notice is given by e-mail, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when transmitted.

(b)

If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment.  If a new record date for the adjourned meeting is, or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.04 to those persons who are shareholders as of the new record date.

(c)

If the purpose of any shareholder meeting is to consider a proposed amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all, or substantially all, of the Corporation's property, the dissolution of the Corporation or the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the:

(i)

Articles of Amendment;

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(ii)

plan of merger or share exchange; or

(iii)

agreements regarding the disposition of all of the Corporation's property.

If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

SECTION 2.05.  Fixing of Record Date.

For the purpose of determining (a) shareholders entitled to notice of any meeting of shareholders or any adjournment thereof; (b) shareholders entitled to demand a special meeting; (c) shareholders entitled to vote or take any other action; or (d) a listing of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof, except where the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a)

With respect to an annual shareholder meeting or any special meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the first notice is delivered to shareholders;

(b)

With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and

(c)

With respect to a distribution to shareholders, other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares, the date on which the Board of Directors authorizes the distribution.

The record date for determining shareholders entitled to demand a special meeting is the date that the first shareholder signs the demand.

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SECTION 2.06.  Voting Lists.

After fixing a record date for a shareholder meeting, the Corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of such meeting.  The list shall be arranged by class or series of shares and shall show the address of and number of shares held by each shareholder.  The Corporation shall make the shareholder list available for inspection by any shareholder at the Corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning two business days after notice of the meeting is given and continuing until the date of the meeting.  During the period that the shareholder list is available for inspection, a shareholder or his or her agent or attorney may, on written demand, inspect and, subject to the requirements of the Wisconsin Business Corporation Law, copy the list, at his or her expense, during regular business hours.  The Corporation shall also make the shareholder list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 2.07.  Quorum.

Shareholders may take action on a matter at a meeting only if a quorum exists with respect to that matter.  Unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on a matter by the shareholders constitutes a quorum for action on that matter.  If a quorum exists, action on a matter by the shareholders, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.  Except as provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting in which a quorum is present.  Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 2.08.  Conduct of Meetings.

The Chairman of the Board, if one be designated, and in his or her absence, the President or a Vice President, in the order provided under section 4.07, and in their absence, any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as chairman of the meeting.  The Secretary of the Corporation shall act as secretary of all meetings of the shareholders.  In the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

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SECTION 2.09.  Proxies.

At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact.  An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes.  Except as provided in the Wisconsin Business Corporation Law, a proxy may be revoked at any time before it is voted, unless the proxy conspicuously states that it is irrevocable and the appointment is coupled with an interest.  A proxy may be revoked by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting.  The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

SECTION 2.10.  Voting of Shares.

Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by this section 2.10, the Articles of Incorporation or the Wisconsin Business Corporation Law.  Shares of this Corporation are not entitled to a vote if they are owned, directly or indirectly, by a second domestic corporation or a foreign corporation and this Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of the second domestic corporation or foreign corporation.  The foregoing sentence does not limit the power of a corporation to vote shares held by it in a fiduciary capacity.

SECTION 2.11.  Voting of Shares by Certain Holders.

(a)

If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of its shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

(b)

If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(i)

The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(ii)

The name signed purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

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(iii)

The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(iv)

The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(v)

Two or more persons are the shareholder as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners or fiduciaries and the person signing appears to be acting on behalf of all co-owners or fiduciaries.

(c)

The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

(d)

The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with this section 2.11 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e)

Corporate action based on the acceptance or rejection of a vote, consent, waiver or proxy appointment under this section 2.11 is valid unless a court of competent jurisdiction determines otherwise.

SECTION 2.12.  Waiver of Notice by Shareholders.

Whenever any notice is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time stated in the notice, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice.  The waiver shall contain the same information as would have been required to be included in such notice, except the time and place of meeting, and shall be delivered to the Corporation for inclusion in the corporate records.  A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following:  (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at a meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

SECTION 2.13.  Action Without Meeting.

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Action required or permitted to be taken at a shareholders meeting may be taken without a meeting in any of the following ways:  (a) without action by the Board of Directors, by all shareholders entitled to vote on the action; and (b) if the Articles of Incorporation so provide, by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted, except action may not be taken under this item (b) with respect to an election of directors for which shareholders may vote cumulatively.  Action under this section 2.13 must be evidenced by one or more written consents describing the action taken, signed by the number of shareholders necessary to take the action as provided in this section 2.13 and delivered to the Corporation for inclusion in the corporate records.  Action taken under this section 2.13 is effective when consents representing the required number of shares are delivered to the Corporation, unless the consent specifies a different effective date.  Within ten days after action taken under (b) of the first sentence of this section 2.13 is effective, the Corporation shall give notice of the action to shareholders who, on the record date determined in accordance with the following sentence, were entitled to vote on the action but whose shares were not represented on the written consent.  If not otherwise fixed under the terms of these By-Laws or in accordance with the Wisconsin Business Corporation Law, the record date for determining shareholders entitled to take action without a meeting is the date that the first shareholder signs the consent.  A consent signed under this section 2.13 has the effect of a meeting vote and may be described as such in any document.  If the Wisconsin Business Corporation Law requires that notice of proposed action be given to shareholders who are not entitled to vote on the action and the action is to be taken by consent under this section 2.13, the Corporation shall give those nonvoting shareholders written notice of the proposed action at least ten days before the action becomes effective.  The notice shall comply with the requirements of the Wisconsin Business Corporation Law and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.  General Powers and Number.

The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  Unless otherwise provided in the Articles of Incorporation, the authorized number of Directors shall be such number as determined (or as amended from time to time) by resolution adopted by the incorporator, the shareholders or the Board of Directors.

SECTION 3.02.  Tenure and Qualifications.

Each director shall hold office until the next annual meeting of shareholders and until his or successor shall have been elected (unless there is a decrease in the number of directors), or until his or her prior death, resignation or removal.  Except as provided in the Articles of

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Incorporation, a director may be removed from office only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her.  A director may be removed by the shareholders only at a meeting called for the purpose of removing a director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.

SECTION 3.03.  Regular Meetings.

A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after the annual meeting of shareholders, and each adjourned session thereof.  The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.04.  Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, Secretary or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation.

SECTION 3.05.  Notice; Waiver.

Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to section 3.03) shall be delivered not less than 24 hours prior to the time of the meeting.  Such notice may be oral or written and may be communicated in person, by e-mail, telephone, facsimile or other form of wire or wireless communication or by mail or private carrier.  If mailed or delivered by private carrier, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, or when deposited with the private carrier, as appropriate, addressed to the director at his or her business address or at such other address as such director shall have designated in writing and filed with the Secretary.  Oral notice shall be deemed to be delivered when communicated.  If notice is given by e-mail, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when transmitted.  Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation, these By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time stated in the notice, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the

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purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.06.  Quorum.

Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, a majority of the number of directors set forth in section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.  Any amendment to this section 3.06 is subject to the requirements set forth in section 10.03.

SECTION 3.07.  Manner of Acting.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws.  Any amendment to this section 3.07 is subject to the requirements of section 10.03.

SECTION 3.08.  Conduct of Meetings.

The Chairman of the Board, and in his or her absence, the President or a Vice President who is a director, in the order provided under sections 4.09, 4.10 and 4.11, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting.  The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

SECTION 3.09.  Vacancies.

Except as provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by (a) the Board of Directors; (b) the affirmative vote of a majority of the directors then in office, if the directors remaining in office constitute less than a quorum of the Board of Directors; or (c) by vote of the shareholders as provided in section 2.07.  Provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.  A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.  The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected.  However, if his or her term expires, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

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SECTION 3.10.  Compensation.

No director shall receive compensation from the Corporation for services to the Corporation as a director.  Members of the Board of Directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors.  The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

SECTION 3.11.  Presumption of Assent.

A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she dissented or abstained and his or her dissent or abstention is entered in the minutes of the meeting; (b) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or transacting business at the meeting; (c) he or she shall deliver written notice, in accordance with the applicable requirements of law, of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he or she dissented or abstained and the minutes of the meeting fail to show his or her dissent or abstention and he or she delivers to the Corporation written notice of that failure; in accordance with the applicable requirements of law, promptly after receiving the minutes.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 3.12.  Committees.

Except as provided in the Articles of Incorporation, the Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors set forth in section 3.01 may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following:  (a) authorize dividends or other distributions to shareholders; (b) elect any of the principal officers of the Corporation; (c) fill vacancies in the Board of Directors or committees created pursuant to this section 3.12; (d) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (e) amend the Articles of Incorporation; (f) adopt, amend or repeal By-Laws; (g) approve a plan of merger not requiring shareholder approval; (h) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (i) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive

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officer of the Corporation to do so within limits described by the Board of Directors.  Sections 3.03 to 3.11 of this Article III which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors apply to committees and their members.  The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting.

SECTION 3.13.  Unanimous Consent Without Meeting.

Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors (or a committee of the Board of Directors) at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office.  Action taken under this section 3.13 is effective when the last director signs the consent, unless the consent specifies a different effective date.  A consent signed under this section 3.13 has the effect of a unanimous vote taken at a meeting in which all directors were present, and may be described as such in any document.

SECTION 3.14.  Conduct of Meetings By or Through the Use of Communications Equipment.

(a)

Participation.  Any or all directors may participate in a regular or special meeting of the Board of Directors or in a committee meeting of the Board of Directors by, or may conduct the meeting through the use of, any means of communication by which any of the following occurs:  (i) all participating directors may simultaneously hear each other during the meeting; or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.  A director participating in such a meeting is deemed to be present in person at the meeting.

(b)

Nature of the Meeting.  If a meeting is conducted pursuant to this section 3.14, the presiding officer at the meeting shall inform each participating director that a meeting is taking place at which official business may be transacted.

(c)

Minutes of the Meeting.  If requested by a director, the Secretary of the Corporation shall prepare minutes of a meeting pursuant to this section and distribute such minutes to each director.

ARTICLE IV

OFFICERS

SECTION 4.01.  Number.

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The principal officers of the Corporation shall consist of a President and a Secretary and may include a Chairman of the Board, one or more Vice Presidents (if one is designated, the number, precedence and duties thereof to be determined by the Board of Directors), and a Treasurer.  The Board of Directors, in its discretion, may elect or appoint any or all of such principal officers.  The Board of Directors may also designate and elect a Vice President as Executive Vice President and may designate and elect any other Vice President as Senior Vice President.  The officers may include such other officers, including, without limitation, assistant officers who may be appointed and have such designations as are determined by or under the direction of the Board of Directors.  Any two or more offices may be held by the same person.

SECTION 4.02.  Election and Term of Office.

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

SECTION 4.03.  Removal.

Any officer may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.

SECTION 4.04.  Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.05.  Chairman of the Board.

The Chairman of the Board, if one is designated, (a) shall, when present, preside at all meetings of the shareholders and of the Board of Directors; (b) may call a meeting of the Board of Directors; and (c) may sign with the Secretary, or other proper officer thereunto authorized by the Board of Directors, deeds, mortgages, bonds, contracts, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors or other instrument which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other agent of the Corporation or shall be required by law to be otherwise signed and executed.  The Chairman of the Board shall have such other powers and duties as he or she may be called upon to perform by the Board of Directors.

SECTION 4.06.  President.

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The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  The President shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and in the absence of the Chairman of the Board or in the event of their inability or refusal to act shall preside at all meetings of the stockholders and the Board of Directors.  The President shall have the authority to sign, execute and acknowledge, on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors.  The President shall be subject to the control of the Board of Directors.  In general, he or she shall perform all duties incident to the office of the President and such other duties as may be assigned to him or her from time to time by the Board of Directors.

SECTION 4.07.  The Vice Presidents.

In the absence of the President, or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  A Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.  The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

SECTION 4.08.  The Secretary.

The Secretary shall:  (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; (d) keep or arrange for the keeping of a register of the post office address of each shareholder, officer and director, as furnished to the Secretary; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

SECTION 4.09.  The Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He or she shall:  (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and

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payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of section 6.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

SECTION 4.10.  Assistant Secretaries and Assistant Treasurers.

There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize.  The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  An Assistant Treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

ARTICLE V

CONTRACTS BETWEEN

CORPORATION AND RELATED PERSONS

Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which he or she or they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which he or she or they are interested, shall be valid for all purposes, notwithstanding his or her or their interest in such contract or transaction, if any of the following is true:

(a)

the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or specifically ratified the transaction in the manner provided below;

(b)

the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or specifically ratified the transaction by the affirmative vote of a majority of the shares entitled to be counted in the manner provided below; or

(c)

the transaction was fair to the Corporation.

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For purposes of (a) above, a contract or a transaction is authorized, approved or specifically ratified if it received the affirmative vote of a majority of the directors on the Board of Directors or on the committee acting on the transaction who have no direct or indirect interest in the transaction.  If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for purposes of taking the action under this Article V.  The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under this Article V if the transaction is otherwise authorized, approved or ratified as provided in this Article V.

For purposes of (b) above, a contract or transaction is authorized, approved or specifically ratified if it receives the vote of a majority of the shares entitled to be counted under this Article V.  Shares owned by or voted under the control of a director who has a direct or indirect interest in the contract or transaction, and shares owned by or voted under the control of an entity in which the director has a material financial interest or in which the director is a general partner, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a contract or transaction.  The vote of those shares shall be counted in determining whether the transaction is approved under other sections of these By-Laws.  A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article V constitutes a quorum for purposes of taking action under this Article V.

ARTICLE VI

CONTRACTS, LOANS, CHECKS

AND DEPOSITS; SPECIAL CORPORATE ACTS

SECTION 6.01.  Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.  The Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto.  When so executed, no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

SECTION 6.02.  Loans.

No loans shall be contracted on behalf of the Corporation unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

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SECTION 6.03.  Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

SECTION 6.04.  Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

SECTION 6.05.  Voting of Securities Owned by this Corporation.

Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board of this Corporation if he or she be present, or in his or her absence by the President or any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chairman of the Board, or in his or her absence, of the President or any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer.  Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

AND THEIR TRANSFER

SECTION 7.01.  Certificates for Shares.

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Each certificate shall state on its face the name of the Corporation and that the Corporation is organized under the laws of the State of Wisconsin and shall include the name of the person to whom issued and the number and class of shares and the designation of series, if any, that the certificate represents.  Such certificates shall be signed by either the Chairman of the Board, the President or a Vice President, alone or together with the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered

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or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in section 7.05.

SECTION 7.02.  Facsimile Signatures and Seal.

The seal, if any, of the Corporation on any certificates for shares may be a facsimile.  The signatures of the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary upon a certificate may be facsimiles.

SECTION 7.03.  Signature by Former Officers.

If any officer who has signed or whose facsimile signature has been placed upon any certificate for shares shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

SECTION 7.04.  Transfer of Shares.

Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.  Where a certificate for shares is presented to the Corporation with a request for registration of transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or had discharged any such duty.  The Corporation may require reasonable assurance that said endorsements are genuine and effective and may require compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

SECTION 7.05.  Lost, Destroyed or Stolen Certificates.

Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) satisfies such other reasonable requirements as the Board of Directors or the President or Secretary may prescribe, including, if requested, delivery to the Corporation of an indemnity bond or other agreement of indemnity.

SECTION 7.06.  Consideration for Shares.

The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory

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notes, services performed, contracts for services to be performed or other securities of the Corporation.  Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  The Board of Directors determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.  When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable.  The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid.  If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

SECTION 7.07.  Restrictions on Transfer.

The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed upon the transfer of such shares.

SECTION 7.08.  Stock Regulations.

The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with applicable law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01  Mandatory Indemnification.

(a)

Subject to the conditions and limitations of this Article VIII and the Corporation’s articles of incorporation, the Corporation shall, to the fullest extent permitted by the Wisconsin Business Corporation Law as it may then be in effect, indemnify and hold harmless each person (and the heirs and legal representatives of such person) who is or was a director (including a director emeritus) or officer of the Corporation, or of any other Corporation or other enterprise which is served in any capacity at the request of the Corporation (an “executive”), against any and all expenses (including, but not limited to, fees, costs, charges, disbursements, attorneys’ fees and any other expenses (hereafter collectively referred to as “expenses”)) and liabilities (including, but not limited to, the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan (hereinafter collectively referred to as “liabilities”)) actually and reasonably incurred by him or her in connection with or which result from any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding (whether brought by

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or in the right of the Corporation or such other Corporation or otherwise) (hereinafter collectively referred to as “proceedings”), or in connection with an appeal relating thereto, including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been such executive, or by reason of any past or future action or omission or alleged action or omission (including those antedating the adoption of the bylaw) by him or her in such capacity, whether or not he or she continues to be such at the time such liability or expense is incurred, either:

(i)

to the extent he or she is successful on the merits or otherwise in the defense of a proceeding, or

(ii)

to the extent he or she is not successful on the merits or otherwise in the defense of a proceeding, unless it is determined pursuant to section 8.02 that liability was incurred because the executive breached or failed to perform a duty he or she owed to the Corporation and the breach or failure to perform constituted:

[a]

a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the executive had a material conflict of interest,

[b]

a violation of criminal law, unless the executive had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful,

[c]

a transaction from which the executive derived an improper personal profit, or

[d]

willful misconduct.

(b)

In the event the executive is or was serving as an executive, trustee, fiduciary, administrator, employee or agent of an employee benefit plan sponsored by or otherwise associated with the Corporation and incurs expenses or liabilities by reason of a proceeding having been brought, or having been threatened, against such executive because of his or her status as such an executive, trustee, fiduciary, administrator, employee or agent of such plan or by reason of his or her performing duties in any such capacities, the Corporation shall indemnify and hold harmless the executive against any and all of such expenses and liabilities subject to the provisions of section 8.02(a) hereof.

(c)

The Corporation may agree to indemnify and allow reasonable expenses for an employee or agent of the Corporation who is not an executive by general or specific action of the board of directors, or by contract or agreement.

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SECTION 8.02  Right to Indemnification; How Determined.

(a)

An executive’s indemnification under this Article VIII shall be determined pursuant to one of the following means (the “authorities”) as may be selected by the executive seeking such indemnification:

(i)

by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the same or related proceedings.  If a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors and consisting of two or more directors not at the time parties to the same or related proceedings.  Directors who are parties to the same or related proceedings may participate in the designation of the members of the committee.

(ii)

by independent legal counsel mutually selected by the executive seeking indemnification and a quorum of the board of directors or its committee in the manner prescribed in (i) above or, if unable to obtain such quorum or committee, by majority vote of the full board of directors, including directors who are parties to the same or related proceedings.

(iii)

by a panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin and consisting of one arbitrator selected by those directors entitled under (ii) above to select independent legal counsel, one arbitrator selected by the executive seeking indemnification and one arbitrator selected by the two arbitrators previously selected.  Any such arbitration shall be held in Madison, Wisconsin (or such other location mutually acceptable to executive and the Corporation) and shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules and Wisconsin law.

(iv)

by a court pursuant to the Wisconsin Business Corporation Law as it may then be in effect.

(v)

by any other method provided for by the restated articles of incorporation, contract or agreement or as otherwise determined by the board of directors.

In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification pursuant to this Article VIII.  The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

The authority shall make a determination within sixty (60) days of being selected and shall with respect to (ii) and (iii) above simultaneously submit a written opinion of its conclusions to both the Corporation and the executive and, if the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VIII, the Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the

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executive pursuant to section 8.04), including interest thereon as provided in section 8.05(c) to the executive (or to such other person or entity as he or she may designate in writing to the Corporation) within ten (10) days of receipt of such determination.

(b)

The determination by any authority selected above that indemnification of an executive is required hereunder shall be conclusively binding upon the Corporation, however, any executive may, either before or within two (2) years after a determination, if any, has been made by the authority, petition the appropriate circuit court of the state of Wisconsin or any other court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Article VIII, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

The court shall, as petitioned, make an independent determination of whether the executive is entitled to indemnification as provided under this Article VIII irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Article VIII.  The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VIII, unless otherwise ordered by such court, the Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to section 8.04, including interest thereon as provided in section 8.05(c)), to the executive (or to such other person or entity as the executive may designate in writing to the Corporation) within ten (10) days of the rendering of such determination.

An executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this section 8.02(b), and any subsequent appeal thereof, unless it shall ultimately be determined by the court that he or she is entitled to be indemnified, in whole or in part, by the Corporation as authorized in this Article VIII.

(c)

Except as otherwise set forth in this section 8.02, the expenses associated with the indemnification process set forth in this section 8.02, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the Corporation.

SECTION 8.03  Termination of a Proceeding is Nonconclusive.  The termination of any proceeding, no matter by whom brought, including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and/or their respective state counterparts, and/or any rule or regulation promulgated thereunder (“securities law proceedings”), by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in section 8.01 of this Article VIII.

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SECTION 8.04  Advance Payment.

(a)

Within ten (10) days of an executive’s written request, the Corporation shall advance expenses to, or where appropriate, at its expense, undertake the defense of, an executive prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification under this Article VIII together with a written affirmation of his or her good faith and belief that he or she has not breached or failed to perform his or her duties to the Corporation.

(b)

In the event the Corporation makes an advance of expenses to the executive pursuant to this section 8.04, the Corporation shall be subrogated to each and every right of recovery the executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose, if any.

SECTION 8.05  Partial Indemnification; Interest:

(a)

If it is determined pursuant to this Article VIII that an executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any proceeding, no matter by whom brought, including, without limitation, securities law proceedings, the authority (or the court) shall authorize the reasonable proration (and payment by the Corporation) of such expenses and liabilities with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority (or the court) shall deem appropriate in light of all of the circumstances of such proceeding.

(b)

If it is determined pursuant to this Article VIII that certain amounts incurred by an executive are, for whatever reason, unreasonable in amount, the authority (or the court) shall authorize indemnification to be paid by the Corporation to the executive for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such proceeding.

(c)

To the extent deemed appropriate by the authority pursuant to this Article VIII, or by the court before which such proceeding was brought, interest shall be paid by the Corporation to an executive, at a reasonable interest rate, for amounts for which the Corporation indemnifies the executive.

SECTION 8.06  Limitation of Derivative Proceedings and Release of Derivative Claims.  No proceeding shall be brought and no cause of action shall be asserted, including, without limitation, securities law proceedings, by or in the right of the Corporation, against the executive, his or her spouse, heirs, executors or administrators after the expiration of two (2) years from the date the executive ceases, for any reason whatsoever, to serve as an executive of the Corporation and/or of an affiliate unless asserted by the filing of an appropriate proceeding within such two-year period.

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The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the Corporation and its shareholders.

SECTION 8.07  Nonexclusivity of this Article VIII.  The right to indemnification provided to an executive by this Article VIII shall not be deemed exclusive of any other rights to indemnification or the advancement of expenses to which he or she may be entitled under any charter provision, contract, agreement, resolution, vote of shareholders or disinterested directors of the Corporation or otherwise, including, without limitation, under federal law or Wisconsin Business Corporation Law Chapter 180 as it may then be in effect, both as to acts in his or her official capacity as such executive or other employee or agent of the Corporation or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Article VIII shall continue as to the executive if he or she ceases to be an executive or other employee or agent of the Corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

SECTION 8.08  Insurance.

(a)

The Corporation may purchase and maintain insurance on behalf of an executive, agent or employee against any liability asserted against him or her or incurred by or on behalf of him or her in such capacity as an executive or other employee or agent of the Corporation or of an affiliate, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII or under Wisconsin Business Corporation Law Chapter 180 as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation or the executive under this Article VIII and this Article VIII shall not in any way limit or adversely affect the rights and obligations of the Corporation or of the other party or parties thereto under any such policy or agreement of insurance.

(b)

If an executive shall receive payment from any insurance carrier or from the plaintiff in any proceeding against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VIII, the executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff exceeds such indemnified amounts from the Corporation and for any amount to which it is entitled pursuant to the following paragraph; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the executive hereunder.

In addition, upon payment of indemnified amounts under this Article VIII, the Corporation shall be subrogated to an executive’s rights against any insurance carrier or any

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plaintiff in respect of such indemnified amounts and the executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation deems necessary or advisable to secure such rights.  The executive shall do nothing to prejudice such rights of recovery or subrogation.

SECTION 8.09  Witness Expenses.  Upon the executive’s written request, the Corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by him or her in connection with his or her appearance as a witness in any proceeding at a time when he or she has not been formally named a defendant or respondent to such a proceeding.

SECTION 8.10  Contribution.

(a)

In the event the indemnity provided for in section 8.01 of this Article VIII is unavailable to the executive for any reason whatsoever, the Corporation, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for liabilities and/or for expenses in connection with any proceeding, no matter by whom brought, including without limitation, securities law proceedings, in such proportion as is deemed fair and reasonable by the authority pursuant to section 8.02 hereof, or by the court before which such proceeding was brought, taking into account all of the circumstances of such proceeding, in order to reflect:

(i)

the relative benefits received by the Corporation and the executive as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or

(ii)

the relative fault of the Corporation (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

(b)

The executive shall not be entitled to contribution from the Corporation under this section 8.10 if it is determined by the authority pursuant to section 8.02 hereof, or by the court before which such proceeding was brought, that the executive, in the performance of his or her duty to the Corporation or otherwise, violated the provisions of section 8.01 of this Article VIII.

(c)

The Corporation’s payment of, and the executive’s right to, contribution under this section 8.10 shall be made and determined in accordance with section 8.02 hereof relating to the Corporation’s payment of, and the executive’s right to, indemnification under this Article VIII.

SECTION 8.11  Severability.  In the event that any provision of this Article VIII shall be deemed invalid or inoperative, or in the event that a court of competent jurisdiction determines that any of the provisions of this agreement contravene public policy, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified,

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amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify the executive as to reasonable expenses, judgments, fines and amounts incurred in settlement with respect to any proceeding, no matter by whom brought, including securities law proceedings, to the full extent permitted by any applicable provision of this Article VIII that shall not have been invalidated and to the full extent otherwise permitted by the Wisconsin Business Corporation Law as it may then be in effect.

SECTION 8.12  Contractual Nature of Article VIII; Repeal or Limitation of Rights.  This Article VIII shall be deemed to be a contract between the Corporation and each executive of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of the Wisconsin Business Corporation Law sections 180.0850 through 180.0859 (or any other applicable law) shall not limit any executives’ rights to indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification for proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation.

ARTICLE IX

SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

ARTICLE X

AMENDMENTS

SECTION 10.01.  By Shareholders.

Except as limited by sections 10.02 and 10.03 or by applicable law, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

SECTION 10.02.

By-Law Fixing Quorum or Voting Requirements for Shareholders.

If authorized by the Articles of Incorporation, the shareholders may adopt or amend a By-Law that fixes a greater or lower quorum requirement or greater voting requirement for shareholders than is otherwise provided by these By-Laws or the Wisconsin Business Corporation Law.  The adoption or amendment of a By-Law that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for the shareholders must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect.  A By-Law that fixes a greater or lower

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quorum requirement or greater voting requirement for shareholders under this section 10.02 may not be adopted, altered, amended or repealed by the Board of Directors.

SECTION 10.03.

By-Law Fixing Quorum or Voting Requirements for Directors.

A By-Law that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors may be amended or repealed as follows:

(a)

If originally adopted by the shareholders, only by the shareholders, unless the By-Law provides otherwise as permitted by this section 10.03; and

(b)

if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.

A By-Law adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.  Action by the Board of Directors to adopt or amend a By-Law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect, unless a different voting requirement is specified in accordance with the prior sentence.

SECTION 10.04.  By Directors.

The Board of Directors may amend or repeal these By-Laws or adopt new By-Laws except to the extent (a) the Articles of Incorporation, section 10.02 or 10.03 of these By-Laws or any provision of the Wisconsin Business Corporation Law reserve that power exclusively to the shareholders; or (b) the shareholders in adopting, amending or repealing a particular By-Law provide within these By-Laws that the Board of Directors may not amend, repeal or readopt that By-Law.

SECTION 10.05.  Implied Amendments.

Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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